UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024 (August 5, 2024)

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55329	65-0958798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28050 US Hwy 19 N, Suite 310, Clearwater, FL 33761

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 813-289-7620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Agreement.

On August 1, 2024, the Company entered into an Agreement to acquire the assets, current clients, and agreed to retain certain employees of Alastar (“Alastar”), a software platform founded by and jointly owned by Advanced Technology International, a nonprofit corporation, and the South Carolina Research Authority, a South Carolina nonprofit corporation. Under the terms of the agreement, Cleartronic receives the intellectual properties, trademarks, software platform and other assets of Alastar, along with their client base. The Company also retained Alastar’s employee group which will eliminate having to use outside technical resources. The immediate financial impact on the Company will be an increase in cash offset by an increase in deferred revenue without assuming any other liabilities.

On August 5, 2024, all terms were satisfied, and the agreement was closed.

Item 9.01 Financial Statements and Exhibits

(a) The following Exhibit is being filed with this Current Report on Form 8-K:

Exhibit
Number	Description

10.01	Asset Purchase Agreement between Cleartronic, Inc. and Advanced Technology International and the South Carolina Research Authority
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 2024	CLEARTRONIC, INC.

	By:	/s/Michael M. Moore
Michael M. Moore
Chief Executive Officer

	By:	/s/Larry Reid
Larry Reid
Chief Financial Officer

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